INDEPENDENT AUDITORS' CONSENT
________________________________________________________

The Board of directors and shareholders
IDS Global Series, Inc.:

The audits referred to in our report dated December 1, 1995 included the related supplementary financial statement data in
Schedule III on pages 2-3 of Part C of this Registration Statement. The supplementary financial statement data is the responsibility of Fund Management. Our responsibility is to express an opinion on this supplementary financial statement data based on our audit. In our opinion, such supplementary financial statement data, when considered with the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP



Minneapolis, Minnesota
December 21, 1995
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PAGE 2

                                                                                           SCHEDULE III

    IDS GLOBAL GROWTH FUND
INVESTMENTS IN AFFILIATES
(AS DEFINED IN SECTION 2 (a) OF THE INVESTMENT COMPANY ACT OF 1940)
YEAR ENDED OCTOBER 31, 1995

COLUMN A            COLUMN B                 COLUMN C                      COLUMN D                 COLUMN E
__________________________________________________________________________________________________________________

                                             Amount of equity in
Name of issuer and  Number of shares held    net profit and loss           Amount of                Value at
title of issuer     at close of year         for the year                  dividend income          Oct. 31, 1995
__________________________________________________________________________________________________________________
Common stocks:

GNI Group                450,000                N/A                           (a)                    $3,150,000




Note:
(a)  Non-income producing.
/TABLE
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
                                                                                    SCHEDULE III (CONT'D)

IDS GLOBAL GROWTH FUND
CHANGES IN INVESTMENTS IN AFFILIATES
FOR THE FISCAL YEAR ENDED OCTOBER 31, 1995

                                     Gross           Gross
                    Shares held    purchases         sales       Shares held    Market value        Amount of
Name of issuer      at beginning      and             and           at close         at              dividend
and title of issuer    of year     additions      reductions        of year     Oct. 31, 1995         income
_______________________________________________________________________________________________________________
Common stock:

GNI Group              400,000         22,500            --           450,000    $3,150,000              (a)
                       _______         ______        _______          _______    __________           _______

                       400,000         22,500            --           450,000    $3,150,000               --
                       =======         ======        =======          =======    ==========           =======

Note:
(a)  Non-income producing.